Exhibit 10.14

VELOCITY OIL & GAS INC.

December 28, 2007

CAPERSIA PTE LTD
96A Club Street
Singapore

Attention: Richard Wilson

Dear Richard,

Re: Promissory Note Dated June 1, 2007

With Reference to the Promissory Note (the Note) as executed by the Company on June 1, 2007.  The Parties to the Note, Velocity Oil & Gas, Inc. as the Maker and Capersia Pte Ltd as the Payee hereby confirm their agreement to amend the Note.

The Note is currently due and repayable on demand.  The Payee as agreed to provide Velocity with at least twelve months and one day notice before repayment is due.

As executed by the Parties on the day first mentioned above.

/s/ Frank A. Jacobs                                                                                    /s/ Richard Wilson
Frank A. Jacobs                                                                                          Richard Wilson
President and & CEO                                                                                 Director